                      [Letterhead of Winston & Strawn LLP]

                                                                    Exhibit 8.2

                                January 10, 2005

AirGate PCS, Inc.
Harris Tower, 233 Peachtree Street, N.E.
Suite 1700
Atlanta, Georgia 30303

     Re:  Opinion as to Federal Income Tax Consequences of Merger
          -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel for you in connection with the
transactions contemplated by the Agreement and Plan of Merger (the "Merger
Agreement") dated as of December 7, 2004 among AirGate PCS, Inc. ("Company"),
Alamosa Holdings, Inc. ("Parent"), and A-Co. Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"). Capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement. All section references in this letter are to the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise provided.

                  This opinion letter addresses the U.S. federal income tax
consequences on which you requested our opinion and is being delivered to you in connection with the Registration Statement filed with the Securities and
Exchange Commission under the Securities Act of 1933, as amended, which includes the Prospectus of Parent and Proxy Statement of Company and Parent (the "Joint
Proxy Statement/Prospectus").

                  In providing these opinions, we have relied on and assumed the completeness and accuracy (currently and at the Effective Time) of (without any independent investigation or review thereof): (i) the description of the Merger as set forth in the Merger Agreement and the Joint Proxy Statement/Prospectus,
including the representations, warranties, statements, and covenants of
Company, Parent, and Merger Sub set forth in the Merger Agreement; (ii) the representations, statements, and covenants provided by Company in its Officer's
Certificate dated January 10, 2005; (iii) the representations, statements and covenants provided by Parent in its Officer's Certificate dated January 10,
2005 (together with item (ii), the "Tax Representation Letters"); and (iv) such other instruments and documents related to the formation, organization and operation of Company, Parent and Merger Sub and/or related to the consummation of the Merger as we have deemed necessary or appropriate. Any inaccuracy of any of the representations, warranties, covenants, or statements in the foregoing documents or the failure to consummate the Merger in

accordance with the terms of the Merger Agreement and as described in the Joint
Proxy Statement/Prospectus may adversely affect our opinions.

                  In addition, we have assumed that: (i) the Merger will be
reported by Company, Parent, and Merger Sub on their respective U.S. federal income tax returns in a manner consistent with the opinions set forth below;
(ii) any representation or statement that is anticipated to be true or that is made "to the knowledge of", "is aware of", "is not aware of" or is similarly qualified is correct without such qualification; (iii) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement; (iv) officers of
Company, Parent, and Merger Sub who have signed the representations on behalf of those respective entities are knowledgeable concerning the matters and are authorized to make all of the representations set forth therein; and (v) all covenants contained in the Merger Agreement and the Tax Representation Letters
will be performed without waiver or breach.

                  Based upon and subject to the foregoing, it is our opinion that, for U.S. federal income tax purposes:

                  1. The Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  2. The shareholders of Company who exchange their shares
         solely for Parent shares pursuant to the Merger will recognize no gain or loss.

                  These opinions are rendered only as to the date hereof, and we undertake no obligation to update the opinions. Our opinions are based upon the current provisions of the Code, as amended; currently applicable Treasury
Regulations promulgated or proposed under the Code; currently published administrative rulings and procedures; judicial decisions; and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretations, both prospectively and retroactively, and such changes or interpretations, as well as any change in the facts as they have been represented to us or assumed by us, could affect our opinions.

                  Our opinions do not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury
Department in regulations, rulings, or procedures issued in the future.

                  These opinions are rendered only to you and may not be quoted in whole or in part or otherwise referred to, used by, or relied upon, nor be filed with, or furnished to, any other person or entity without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement including the
Joint Proxy Statement/Prospectus and to the use of our firm name under the heading "THE MERGER - Material Federal Income Tax Consequences of the Merger"
and "Legal Matters."

                                Very truly yours,

                                /s/ Winston & Strawn LLP

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